EXHIBIT 4.1

Execution Version

PACIFICORP

(An Oregon Corporation)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

As Trustee under PacifiCorp’s

Mortgage and Deed of Trust,

Dated as of January 9, 1989

Thirty-Sixth Supplemental Indenture

Dated as of February 1, 2026

Supplemental to PacifiCorp’s Mortgage and Deed of Trust

Dated as of January 9, 1989

This Instrument Grants a Security Interest by a Transmitting Utility

This Instrument Contains After-Acquired Property Provisions

THIRTY-SIXTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of February, 2026, made and entered into by and between PACIFICORP, a corporation of the State of Oregon, whose address is 825 NE Multnomah Street, Portland, Oregon 97232 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to The Bank of New York Mellon), a national banking association, whose address is 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606 (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of January 9, 1989, as heretofore amended and supplemented (hereinafter called the “Mortgage”), is executed and delivered by the Company in accordance with the provisions of the Mortgage, this indenture (hereinafter called the “Thirty-Sixth Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was or is to be recorded in the official records of the States of Arizona, California, Colorado, Idaho, Montana, New Mexico, Oregon, Utah, Washington and Wyoming and various counties within such states, which counties include or will include all counties in which this Thirty-Sixth Supplemental Indenture is to be recorded; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof; and

WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has executed, delivered, recorded and filed supplemental indentures as follows:

Dated as of
First	March 31, 1989

Second	December 29, 1989

Third	March 31, 1991

Fourth	December 31, 1991

Fifth	March 15, 1992

Sixth	July 31, 1992

Seventh	March 15, 1993

Eighth	November 1, 1993

Ninth	June 1, 1994

Tenth	August 1, 1994

Eleventh	December 1, 1995

Twelfth	September 1, 1996

Thirteenth	November 1, 1998

Fourteenth	November 15, 2001

Fifteenth	June 1, 2003

Sixteenth	September 1, 2003

Seventeenth	August 1, 2004

Eighteenth	June 1, 2005

Nineteenth	August 1, 2006

Twentieth	March 1, 2007

Twenty-First	October 1, 2007

Twenty-Second	July 1, 2008

Twenty-Third	January 1, 2009

Twenty-Fourth	May 1, 2011

Twenty-Fifth	January 1, 2012

Twenty-Sixth	June 1, 2013

Twenty-Seventh	March 1, 2014

Twenty-Eighth	June 1, 2015

Twenty-Ninth	July 1, 2018

Thirtieth	March 1, 2019

Thirty-First	April 1, 2020

Thirty-Second	July 1, 2021

Thirty-Third	December 1, 2022

Thirty-Fourth	May 1, 2023

Thirty-Fifth	January 1, 2024

and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, bonds entitled and designated First Mortgage and Collateral Trust Bonds or First Mortgage Bonds, as the case may be, of the series and in the principal amounts as follows:

	Series	Due Date	Aggregate Principal Amount Issued	Aggregate Principal Amount Outstanding[1]
First	10.45% Series due January 9, 1990	1/9/90	$500,000	$0
Second	Secured Medium-Term Notes, Series A	various	250,000,000	0
Third	Secured Medium-Term Notes, Series B	various	200,000,000	0
Fourth	Secured Medium-Term Notes, Series C	various	300,000,000	0
Fifth	Secured Medium-Term Notes, Series D	various	250,000,000	0
Sixth	C-U Series	various	250,432,000	0
Seventh	Secured Medium-Term Notes, Series E	various	500,000,000	0
Eighth	6 3/4% Series due April 1, 2005	4/1/2005	150,000,000	0
Ninth	Secured Medium-Term Notes, Series F	various	500,000,000	0
Tenth	E-L Series	various	71,200,000	0
Eleventh	Secured Medium-Term Notes, Series G	various	500,000,000	0
Twelfth	Series 1994-1 Bonds	various	216,470,000	0
Thirteenth	Adjustable Rate Replacement Series	2002	13,234,000	0
Fourteenth	9 3/8% Replacement Series due 1997	1997	50,000,000	0
Fifteenth	Bond Credit Series Bonds	various	498,589,753	0
Sixteenth	Secured Medium-Term Notes, Series H	various	500,000,000	0
Seventeenth	5.65% Series due 2006	11/1/06	200,000,000	0
Eighteenth	6.90% Series due November 15, 2011	11/15/11	500,000,000	0
Nineteenth	7.70% Series due November 15, 2031	11/15/31	300,000,000	300,000,000
Twentieth	Collateral Bonds, First 2003 Series	12/1/14	15,000,000	0
Twenty-First	Collateral Bonds, Second 2003 Series	12/1/16	8,500,000	0
Twenty-Second	Collateral Bonds, Third 2003 Series	1/1/14	17,000,000	0
Twenty-Third	Collateral Bonds, Fourth 2003 Series	1/1/16	45,000,000	0
Twenty-Fourth	Collateral Bonds, Fifth 2003 Series	11/1/25	5,300,000	0
Twenty-Fifth	Collateral Bonds, Sixth 2003 Series	11/1/25	22,000,000	0
Twenty-Sixth	4.30% Series due 2008	9/15/08	200,000,000	0
Twenty-Seventh	5.45% Series due 2013	9/15/13	200,000,000	0
Twenty-Eighth	4.95% Series due 2014	8/15/14	200,000,000	0
Twenty-Ninth	5.90% Series due 2034	8/15/34	200,000,000	200,000,000
Thirtieth	5.25% Series due 2035	6/15/35	300,000,000	300,000,000
Thirty-First	6.10% Series due 2036	8/1/36	350,000,000	350,000,000
Thirty-Second	5.75% Series due 2037	4/1/37	600,000,000	600,000,000
Thirty-Third	6.25% Series due 2037	10/15/37	600,000,000	600,000,000
Thirty-Fourth	5.65% Series due 2018	7/15/18	500,000,000	0
Thirty-Fifth	6.35% Series due 2038	7/15/38	300,000,000	300,000,000
Thirty-Sixth	5.50% Series due 2019	1/15/19	350,000,000	0
Thirty-Seventh	6.00% Series due 2039	1/15/39	650,000,000	650,000,000
Thirty-Eighth	3.85% Series due 2021	6/15/21	400,000,000	0
Thirty-Ninth	2.95% Series due 2022	2/1/22	450,000,000	0
Fortieth	4.10% Series due 2042	2/1/42	300,000,000	300,000,000
Forty-First	2.95% Series due 2023	6/1/23	300,000,000	0
Forty-Second	3.60% Series due 2024	4/1/24	425,000,000	0
Forty-Third	3.35% Series due 2025	7/1/25	250,000,000	0
Forty-Fourth	4.125% Series due 2049	1/15/49	600,000,000	600,000,000
Forty-Fifth	3.500% Series due 2029	6/15/29	400,000,000	400,000,000

1 Amount outstanding as of February 1, 2026.

Forty-Sixth	4.150% Series due 2050	2/15/50	600,000,000	600,000,000
Forty-Seventh	2.70% Series due 2030	9/15/30	400,000,000	400,000,000
Forty-Eighth	3.30% Series due 2051	3/15/51	600,000,000	600,000,000
Forty-Ninth	2.90% Series due 2052	6/15/52	1,000,000,000	1,000,000,000
Fiftieth	5.350% Series due 2053	12/1/53	1,100,000,000	1,100,000,000
Fifty-First	5.500% Series due 2054	5/15/54	1,200,000,000	1,200,000,000
Fifty-Second	5.100% Series due 2029	2/15/29	500,000,000	500,000,000
Fifty-Third	5.300% Series due 2031	2/15/31	700,000,000	700,000,000
Fifty-Fourth	5.450% Series due 2034	2/15/34	1,100,000,000	1,100,000,000
Fifty-Fifth	5.800% Series due 2055	1/15/55	1,500,000,000	1,500,000,000

and

WHEREAS, Section 2.03 of the Mortgage provides that the form or forms, terms and conditions of and other matters not inconsistent with the provisions of the Mortgage, in connection with each series of bonds (other than the First Series) issued thereunder, shall be established in or pursuant to one or more Resolutions and/or shall be established in one or more indentures supplemental to the Mortgage, prior to the initial issuance of bonds of such series; and

WHEREAS, Section 22.04 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a Default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment in or pursuant to a Resolution in accordance with Section 2.03 of the Mortgage) establish the forms, terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed by the Company; and

WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 22.04 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it; and

WHEREAS, the execution and delivery by the Company of this Thirty-Sixth Supplemental Indenture, and the terms of the bonds of the Fifty-Sixth Series herein referred to, have been duly authorized by the Board of Directors in or pursuant to appropriate Resolutions;

Now, Therefore, This Indenture Witnesseth:

That PACIFICORP, an Oregon corporation, in consideration of the premises and of good and valuable consideration to it duly paid by the Trustee at or before the delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby mortgages, pledges and grants a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company real, personal and mixed, owned by the Company as of the date of the Mortgage and acquired by the Company after the date of the Mortgage, subject to the provisions of Section 18.03 of the Mortgage, of any kind or nature (except any herein or in the Mortgage expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated (except such of such properties as are excluded by name or nature from the Lien hereof), including the properties described in Article IV hereof, and further including (without limitation) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity and other forms of energy (whether now known or hereafter developed) by steam, water, sunlight, chemical processes and/or (without limitation) all other sources of power (whether now known or hereafter developed); all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio, television and other communications, image and data transmission systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine-driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current and other forms of energy, gas, steam, water or communications, images and data for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully mortgaged and pledged hereby and as fully embraced within the Lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and mortgaged hereby or thereby;

PROVIDED THAT the following are not and are not intended to be now or hereafter mortgaged or pledged hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships or other vessels, and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all crops (both growing and harvested), timber (both growing and harvested), minerals (both in place and severed), and mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice and other materials, forms of energy or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; (7) the Company’s franchise to be a corporation; (8) any interest (as lessee, owner or otherwise) in the Wyodak Facility, including, without limitation, any equipment, parts, improvements, substitutions, replacements or other property relating thereto; and (9) any property heretofore released pursuant to any provision of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver for the Trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Mortgage by reason of the occurrence of a Default;

AND PROVIDED FURTHER, that as to any property of the Company that, pursuant to the after-acquired property provisions thereof, hereafter becomes subject to the lien of a mortgage, deed of trust or similar indenture that may in accordance with the Mortgage hereafter become designated as a Class “A” Mortgage, the Lien hereof shall at all times be junior and subordinate to the lien of such Class “A” Mortgage;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged and pledged, or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Mortgage), unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, this Thirty-Sixth Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successor or successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Fifty-Sixth Series of Bonds

SECTION 1.01. There shall be a series of bonds designated “4.250% Series due 2029” (herein sometimes referred to as the Fifty-Sixth Series), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by or pursuant to a Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.

(I) Bonds of the Fifty-Sixth Series shall mature on March 15, 2029 and shall be issued as fully registered bonds in the minimum denomination of two thousand dollars and, at the option of the Company, any multiple or multiples of one thousand dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof).

The Company reserves the right to establish, at any time, by or pursuant to a Resolution filed with the Trustee, a form of coupon bond, and or appurtenant coupons, for the Fifty-Sixth Series and to provide for exchangeability of such coupon bonds with the bonds of the Fifty-Sixth Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Bonds of the Fifty-Sixth Series need not be issued at the same time and such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any bond of the Fifty-Sixth Series, for issuances of additional bonds of the Fifty-Sixth Series in an unlimited principal amount. Any such additional bonds will have the same interest rate, maturity and other terms as those initially issued, except for payment of interest accruing prior to the original issue date of such additional bonds and, if applicable, for the first interest payment date following such original issue date.

(II) Bonds of the Fifty-Sixth Series shall bear interest at the rate of four and twenty-five hundredths per centum (4.250%) per annum payable semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”). Bonds of the Fifty-Sixth Series shall be dated and shall accrue interest as provided in Section 2.06 of the Mortgage.

The initial Interest Payment Date is September 15, 2026. The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on any bond of the Fifty-Sixth Series is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.

Interest payable on any bond of the Fifty-Sixth Series and punctually paid or duly provided for on any Interest Payment Date for such bond will be paid to the person in whose name the bond is registered at the close of business on the Record Date (as hereinafter specified) for such bond next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable. So long as the bonds of the Fifty-Sixth Series remain in book-entry only form, the “Record Date” for each Interest Payment Date shall be the close of business on the Business Day before the applicable Interest Payment Date. If the bonds of the Fifty-Sixth Series are not in book-entry only form, the Record Date for each Interest Payment Date shall be the close of business on the 1st calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a Business Day).

“Business Day” means, for purposes of this Section (II), a day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

Any interest on any bond of the Fifty-Sixth Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date for such bond (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered owner on the relevant Record Date for the payment of such interest solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)	The Company may elect to make payment of any Defaulted Interest on the bonds of the Fifty-Sixth Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, at least 30 days prior to the proposed date of payment, notify the Trustee in writing (signed by an Authorized Financial Officer of the Company) of the amount of Defaulted Interest proposed to be paid on each bond of the Fifty-Sixth Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon, the Trustee shall fix a record date (herein referred to as a “Special Record Date”) for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the Fifty-Sixth Series at his, her or its address as it appears in the bond register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the Fifty-Sixth Series are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (ii).

(ii)	The Company may make payment of any Defaulted Interest on the bonds of the Fifty-Sixth Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each bond of the Fifty-Sixth Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(III) The principal of and interest and premium, if any, on each bond of the Fifty-Sixth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts or in such other currency or currency unit as shall be determined by or in accordance with the Resolution filed with the Trustee.

(IV) Bonds of the Fifty-Sixth Series shall not be redeemable prior to maturity at the option of any holder or holders of such bonds. Bonds of the Fifty-Sixth Series shall be redeemable, in whole or in part, at any time and from time to time prior to maturity at the option of the Company. Prior to February 15, 2029 (one month prior to their maturity date) (the “par call date”), the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) shall include accrued and unpaid interest to the redemption date on the bonds to be redeemed, plus the greater of (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption. On or after the par call date, the redemption price shall be equal to one hundred percent (100%) of the principal amount of bonds of this series then Outstanding to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, the Company shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee shall have no responsibility for the calculation of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds to be redeemed at its registered address.

In the case of a partial redemption, selection of the bonds for redemption will be made by lot. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new bond in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original bond. For so long as the bonds are held by The Depository Trust Company (or another depositary), the redemption of the bonds shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption.

(V) Each bond of the Fifty-Sixth Series may have such other terms as are not inconsistent with Section 2.03 of the Mortgage, and as may be determined by or in accordance with a Resolution filed with the Trustee.

(VI) At the option of the registered owner, any bonds of the Fifty-Sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series and same terms of other authorized denominations.

(VII) Bonds of the Fifty-Sixth Series shall be transferable, subject to any restrictions thereon set forth in any such bond of the Fifty-Sixth Series, upon the surrender thereof for cancellation, together with a written instrument of transfer, if required by the Company, duly executed by the registered owner or by his, her or its duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Fifty-Sixth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other government charge, as provided in Section 2.08 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Fifty-Sixth Series.

(VIII) After the execution and delivery of this Thirty-Sixth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage and this Thirty-Sixth Supplemental Indenture, it is contemplated that there shall be issued bonds of the Fifty-Sixth Series in an initial aggregate principal amount of Four Hundred Million Dollars (U.S. $400,000,000).

ARTICLE II

The Company Reserves the Right to Amend Provisions

Regarding Properties Excepted from Lien of Mortgage

SECTION 2.01. The Company reserves the right, without any consent or other action by holders of bonds of the Ninth Series, or any other series of bonds subsequently created under the Mortgage (including the bonds of the Fifty-Sixth Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (10) which shall read as follows:

“(10) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC 7651, et seq., as now in effect or as hereafter supplemented or amended.”

ARTICLE III

Miscellaneous Provisions

SECTION 3.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Fifty-Sixth Series or any subsequent series shall be determined only under the laws of the State of New York.

SECTION 3.02. The terms defined in the Mortgage shall, for all purposes of this Thirty-Sixth Supplemental Indenture, have the meanings specified in the Mortgage. The terms defined in Article I of this Thirty-Sixth Supplemental Indenture shall, for purposes of that Article, have the meanings specified in Article I of this Thirty-Sixth Supplemental Indenture.

SECTION 3.03. The Trustee hereby accepts the trusts hereby declared, provided, created or supplemented, and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as hereby supplemented, set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XIX of the Mortgage shall apply to and form part of this Thirty-Sixth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirty-Sixth Supplemental Indenture.

SECTION 3.04. Whenever in this Thirty-Sixth Supplemental Indenture either of the Company or the Trustee is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirty-Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 3.05. Nothing in this Thirty-Sixth Supplemental Indenture, expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirty-Sixth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding under the Mortgage.

SECTION 3.06. This Thirty-Sixth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 3.07. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (for purposes of this paragraph, “Instructions”) given pursuant to the Indenture and delivered using Electronic Means (as defined below); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (for the purposes of this paragraph, “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Supplemental Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the depositary (or its designee) pursuant to the standing instructions from the depositary or its designee, including by electronic mail in accordance with accepted practices at the depositary.

ARTICLE IV

Specific Description of Property

The properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Company’s electric utility systems, or for other purposes, and not previously described under the Mortgage, are as follows:

Lone Pine to Whetstone

Jackson County, Oregon

Closed: 3/5/2025

Tax Lot: 361W20CB903

Legal Description:

Parcel No. One (1) of Partition Plat recorded May 1, 2007, as Partition Plat No. P-29-2007 of "Record of Partition Plats" in Jackson County, Oregon, and filed as Survey No. 19608 in the Office of the County Surveyor.

Terminal Project

Salt Lake County, Utah

Closed: 12/30/2024

Tax Lot: 14-01-426-001

Legal Description:

Beginning East 1536 feet from the South Quarter corner of Section 1, Township 21 South, Range 2 West Salt Lake Base and Meridian, thence West 51.34 feet thence North 50° West 214.622 feet, thence North 43.079 feet, thence South 50° East 281.642 feet to the point of beginning.

Bluffdale Substation

Salt Lake County, Utah

Closed: 12/30/2024

Tax Lot: 33-04-180-008

Legal Description:

THE BASIS OF BEARING FOR THIS EASEMENT IS NORTH 0°05'57" EAST 2651.61 FEET MEASURED BETWEEN THE FOUND MONUMENT AT THE CENTER CORNER OF SECTION 4, AND THE FOUND MONUMENT NORTH QUARTER CORNER OF SECTION 4, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN.

BEGINNING AT A POINT WHICH IS ON THE WESTERLY PROPERTY LINE OF UTAH POWER AND LIGHT PROPERTY, PARCEL 33-04-180-002, SAID POINT BEING NORTH 0°52'57" EAST 183.77 FEET AND NORTH 89°07’03” WEST 232.82 EAST, FROM THE CENTER CORNER OF SECTION 4, TOWNSHIP 4 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN. AND RUNNING THENCE NORTH 89°08'27" WEST, 137.34 FEET TO THE SOUTHERLY ROW LINE OF 13760 SOUTH STREET; THENCE ALONG SAID SOUTHERLY ROW LINE FOLLOWING TWO (2) COURSES: 1) EASTERLY ALONG A NON-TANGENT CURVE TO THE LEFT, HAVING A RADIUS OF 180.00 FEET, (CHORD BEARS NORTH 77°15’12” EAST 84.68 FEET), THROUGH A CENTRAL ANGLE OF 27°12'33", FOR AN ARC DISTANCE OF 85.48 FEET, 2) EASTERLY ALONG A REVERSE CURVE TO THE RIGHT, HAVING A RADIUS OF 120.00 FEET (CHORD BEARS NORTH 77°17’49” EAST 56.63 FEET) , THROUGH A CENTRAL ANGLE OF 27°17'46", FOR AN ARC DISTANCE OF 57.17 FEET TO THE SAID WESTERLY PROPERTY LINE; THENCE ALONG SAID WESTERLY LINE SOUTH 0°52'57" WEST, 33.20 FEET, THE POINT OF BEGINNING.

LOCATED IN THE NORTHWEST QUARTER OF SECTION 4, TOWNSHIP 4 SOUTH, RANGE 1 WEST.

CONTAINING 2,124.00 square feet, OR 0.0488 ACRES.

New Substation, Tooele/Grantsville

Tooele County, Utah

Closed: 2/19/2025

Tax Lot: 01-133-0-0005

Legal Description:

A parcel of land located in the Southwest Quarter of Section 12, Township 3 South, Range 5 West, Salt Lake Base and Meridian in Grantsville City, Tooele County, Utah, more particularly described as:

Beginning at a point on the Easterly boundary and right-of-way line of Sheep Lane as shown on that certain unrecorded Road Dedication Plat for Sheep Lane - SR 112 to SR 138, dated 2-APR-2019, which is 1021.1 0 feet South 00°05'44" East along the Section line and 770.21 feet North 89°54'16" East from the West Quarter comer of said Section 12 (the basis of bearings is South 00°05'44" East 2650.78 feet measured between said West Quarter comer and the Southwest comer of said Section 12); and running thence North 00°22'15" West 355.66 feet along said road; thence North 89°36'48" East 396.17 feet; thence South 00°22'15" East 355.66 feet; thence South 89°36'48" West 396.17 feet to the point of beginning.

Pocketville Substation (first parcel)

Washington County, Utah

Closed: 12/30/2024

Tax Lot: V-2139-L

Legal Description:

A PORTION OF THAT PARCEL DESCRIBED AS PARCEL 5 IN WARRANTY DEED TO THE WASHINGTON COUNTY WATER CONSERVANCY DISTRICT, FILED FOR RECORD IN THE OFFICE OF THE WASHINGTON COUNTY RECORDER AT DOCUMENT NO. 00643917, SAID PARCEL LOCATED IN THE SOUTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SECTION 23, TOWNSHIP 41 SOUTH, RANGE 12 WEST OF THE SALT LAKE BASE AND MERIDIAN, COUNTY OF WASHINGTON, STATE OF UTAH DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST ONE-SIXTEENTH CORNER OF SAID SECTION 23, BEING A FOUND 3.25 INCH ALUMINUM CAP IN ALUMINUM PIPE MARKED BLM 1993, THENCE SOUTH 52°11’34” EAST, OVER AND ACROSS NORTHWEST ONE-QUARTER OF SAID SECTION 23, A DISTANCE OF 626.19 FEET, MORE OR LESS, TO THE CURVING WEST LINE OF KOLOB TERRACE ROAD AS PER THAT ROAD DEDICATION PLAT FILED FOR RECORD IN THE OFFICE OF THE WASHINGTON COUNTY RECORDER AT DOCUMENT NO. 20160038959 AND THE POINT OF BEGINNING;

THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 530.00 FEET, AN ARC LENGTH OF 233.77 FEET, A CENTRAL ANGLE OF 25°16'20" AND A CHORD BEARING AND DISTANCE OF SOUTH 28°47'50" EAST, 231.88 FEET TO A POINT; THENCE SOUTH 41°26'01" EAST, ALONG SAID LINE, A DISTANCE OF 39.12 FEET TO A POINT; THENCE OVER AND ACROSS SAID PARCEL AND THE NORTHWEST ONE-QUARTER OF SAID SECTION 23 THE FOLLOWING THREE (3) COURSES AND DISTANCES:

1. SOUTH 57°24'30" WEST A DISTANCE OF 352.35 FEET TO A POINT;

2. NORTH 32°35'30" WEST A DISTANCE OF 270.03 FEET TO A POINT;

3. NORTH 57°24'30" EAST A DISTANCE OF 361.68 FEET TO THE POINT OF BEGINNING.

CONTAINING 2.145 ACRES (93423 SQUARE FEET) OF LAND, MORE OR LESS.

Pocketville Substation (second parcel)

Washington County, Utah

Closed: 4/15/2025

Tax Lot: V-2-1-23-420

A PORTION OF THAT PARCEL DESCRIBED AS PARCEL 5 IN WARRANTY DEED TO THE WASHINGTON COUNTY WATER CONSERVANCY DISTRICT, FILED FOR RECORD IN THE OFFICE OF THE WASHINGTON COUNTY RECORDER AT DOCUMENT NO. 00643917, SAID PARCEL LOCATED IN THE SOUTHEAST ONE-QUARTER OF THE NORTHWEST ONE-QUARTER OF SECTION 23, TOWNSHIP 41 SOUTH, RANGE 12 WEST OF THE SALT LAKE BASE AND MERIDIAN, COUNTY OF WASHINGTON, STATE OF UTAH DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST ONE-SIXTEENTH CORNER OF SAID SECTION 23, BEING A FOUND 3.25 INCH ALUMINUM CAP IN ALUMINUM PIPE MARKED BLM 1993;

THENCE SOUTH 53°46’51” EAST, OVER AND ACROSS NORTHWEST ONE-QUARTER OF SAID SECTION 23, A DISTANCE OF 617.76 FEET, MORE OR LESS, THE CURVING WEST LINE OF KOLOB TERRACE ROAD AS PER THAT ROAD DEDICATION PLAT FILED FOR RECORD IN THE OFFICE OF THE WASHINGTON COUNTY RECORDER AT DOCUMENT NO. 20160038959 AND THE POINT OF BEGINNING;

THENCE ALONG A NON-TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 529.94 FEET, AN ARC LENGTH OF 10.46 FEET, A CENTRAL ANGLE OF 01°07’50" AND A CHORD BEARING AND DISTANCE OF SOUTH 15°35’45" EAST, 10.46 FEET, MORE OR LESS, TO THE NORTH CORNER OF THAT PARCEL DESCRIBED IN QUIT CLAIM DEED TO PACIFICORP FILED FOR RECORD IN THE OFFICE OF THE WASHINGTON COUNTY RECORDER AT DOCUMENT NO. 20240040485;

THENCE ALONG THE NORTH AND WEST LINE OF SAID PACIFICORP PARCEL THE FOLLOWING TWO (2) COURSES AND DISTANCES:

1.	SOUTH 57°24'30" WEST A DISTANCE OF 361.64 FEET TO THE WEST CORNER OF SAID PACIFICORP PARCEL;
2.	SOUTH 32°35'30" EAST A DISTANCE OF 270.00 FEET TO THE SOUTH CORNER OF SAID PACIFICORP PARCEL;

THENCE OVER AND ACROSS SAID PARCEL 5 AND THE NORTHWEST ONE-QUARTER OF SAID SECTION 23 THE FOLLOWING THREE (3) COURSES AND DISTANCES:

1.	SOUTH 57°24'30" WEST, A DISTANCE OF 100.00 FEET;
2.	NORTH 32°35'30" WEST, A DISTANCE OF 280.00 FEET;
3.	NORTH 57°24'30" EAST, A DISTANCE OF 464.70 FEET THE POINT OF BEGINNING

CONTAINING 0.726 ACRE (31,632 SQ. FT.) OF LAND, MORE OR LESS.

Antecline Substation

Natrona County, Wyoming

Closed: 12/30/2024

Tax Lot: TBDf

Legal Description:

That part of the Southwest Quarter and Northwest Quarter of Section 28, Township 37 North, Range 79 West, Natrona County, Wyoming, described as follows:

Commencing at the Northwest corner of said Southwest Quarter of said Section 28; from which a 14" X 3.5" X 3.5" Sandstone that is marking the Northwest corner of said Section 28 bears North 00 Degrees, 48 Minutes 10 Seconds West, a distance of 2646.51 feet; thence North 87 Degrees 17 Minutes 30 Seconds East along the North line of said Southwest Quarter, a distance of 522.40 feet to the point of beginning; thence North 05 Degrees 01 Minute 01 Second East, a distance of 410.99 feet; thence South 84 Degrees 58 Minutes 59 Seconds East, a distance of 397.00 feet; thence South 05 Degrees 01 Minute 01 Second West, a distance of 417.00 feet; thence North 84 Degrees 58 Minutes 59 Seconds West, a distance of 397.00 feet; thence North 05 Degrees 01 Minute 01 Second East, a distance of 6.01 feet to the point of beginning. Said parcel contains 3.80 acres more or less.

GREC Moore Substation

Emery County, Utah

Closed: 5/13/2025

Tax Lot: Part of 06-0019-0001/TBD

Legal Description.

Beginning at a point which lies 640.46 feet South 89°17'14" West along section line and 137.29 feet North from the South Quarter Corner of Section 11, Township 21 South, Range 7 East, SLB&M and running thence North 62°15'00" West 558.50 feet; thence North 27°44'56" East 611.84 feet, thence South 62°14'58" East 558.50 feet; thence South 27°44'58" West 611.83 Feet to the point of beginning. Contains 7.84 Acres

Summit County Substation

Summit County, Utah

Closed: 1-23-2026

Tax Lot: TBD

Legal Description:

A parcel of land situate in Lot 18A, Summit Park Plat 'K' Amending Lots 17, 18 and 19 in the NE 1/4 of the SE 1/4 of Section 9, T. 1 S., R. 3 E., S.L.M., described as follows: Beginning at the Southeast corner of the Grantor's land said Southeast corner being the Southeast corner of Lot 18a, Summit Park Plat 'K' Amending Lots 17, 18 and 19, said point also being 444.5 feet south, more or less, along the section line from the east one quarter of corner of Section 9, T. 1 S., R. 3 E., S.L.M.; and running thence WEST 66.1 feet, more or less, along the south Lot line of said Grantor's land' thence SOUTH 98.6 feet, more or less, along said Lot line to the point of beginning, being in said Lot 18A, and in the NE 1/4 of the SE 1/4 of said Section 9; containing 3,260.1 sq. ft. or 0.07 of an acre, more or less.

Douglas Service Center--Storage

Douglas County, Wyoming

Closed: 12-30-2025

Tax Lot: 32711710801400

Legal Description:

Lot 1, Tract 12, Brownfield Hamilton and Hamilton Tract, Converse County, Wyoming

Cleveland Avenue Substation Expansion

Deschutes County, Oregon

Closed: 10/29/2025

Tax Lot: 181204CC00300

Legal Description:

Beginning at a point 181 feet East of the Northwest corner of Tract No. 24, VIRGINIA PARK, Deschutes County, Oregon, as the same appears of record in the office of the County Clerk of Deschutes County, Oregon; thence in a Southerly direction 300 feet; thence in a Westerly direction 181 feet; thence in a Northerly direction along the Westerly line of said tract 300 feet; thence Easterly 181 feet to the point of beginning.

EXCEPTING THEREFROM the following:

Beginning at a point 181 feet east of the Northwest corner of tract 24; thence in a Southerly direction 200 feet to the True Point of Beginning; then in a Southerly direction 100 feet; thence in a Westerly direction 181 feet; then in a Northerly direction 100 feet; thence in an Easterly direction 181 feet to the True Point of Beginning.

Douglas Service Center--Storage

Douglas County, Wyoming

Closed: 10/14/2025

Tax Lot: 32711710801300

Legal Description:

Lots 2, 3, 4, 8, 9, and 10, Tract 12, Brownfield Hamilton and Hamilton Tract, Converse County, Wyoming.

Terminal Project

Salt Lake County, Utah

Closed: 11/10/2025

Tax Lot: 14-01-451-018

Legal Description:

BEGINNING AT THE NORTHWEST CORNER OF THE BOUNTIFUL CONSTRUCTION INC. PARCEL DESCRIBED IN A SPECIAL WARRANTY DEED RECORDED AS ENTRY NO. 9653551 IN BOOK 9262 AT PAGE 8646, SALT LAKE COUNTY RECORDER'S OFFICE, SAID POINT BEING NORTH 00°16'04" WEST 1326.17 FEET ALONG THE NORTH-SOUTH QUARTER SECTION LINE FROM THE SOUTH QUARTER CORNER OF SECTION 1, TOWNSHIP 1 SOUTH, RANGE 2 WEST, SALT LAKE BASE AND MERIDIAN, SALT LAKE COUNTY, UTAH, TO THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 1, BY RECORD, SAID POINT ALSO BEING SOUTH 00°12'55" EAST 1328.85 FEET ALONG THE SECTION LINE AND NORTH 89°47'05" EAST 2645.23 FEET FROM THE WEST QUARTER CORNER OF SAID SECTION 1 AND RUNNING THENCE NORTH 89°58'10" EAST 330.00 FEET ALONG THE NORTH LINE OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 1 TO THE NORTHEAST CORNER OF THE WEST HALF OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 1; THENCE SOUTH 00°16'03" EAST 158.65 FEET ALONG THE EAST LINE OF SAID WEST HALF TO THE SOUTH LINE OF THE TRANSMISSION LINE EASEMENT CONVEYED TO UTAH POWER AND LIGHT AND RECORDED AS ENTRY NO. 1989214 IN BOOK 2172 AT PAGE 31-32, SALT LAKE COUNTY RECORDER'S OFFICE; THENCE SOUTH 88°54'06" WEST 330.03 FEET ALONG SAID SOUTH EASEMENT LINE TO THE WEST LINE OF SAID BOUNTIFUL CONSTRUCTION INC. PARCEL AND TO THE QUARTER SECTION LINE; THENCE NORTH 00°16'04" WEST 164.80 FEET ALONG SAID WEST LINE AND QUARTER SECTION LINE TO THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 1AND TO THE POINT OF BEGINNING.

THE BASIS OF BEARINGS FOR THIS DESCRIPTION IS SOUTH 00°12'55" EAST FROM THE WEST QUARTER CORNER OF SECTION 1, TOWNSHIP 1 SOUTH, RANGE 2 WEST, SALT LAKE BASE AND MERIDIAN TO THE SOUTHWEST CORNER OF SAID SECTION 1.

CONTAINS 53,369 SQUARE FEET OR 1.225 ACRES.

IN WITNESS WHEREOF, PACIFICORP has caused this instrument to be signed by an Authorized Executive Officer of the Company, and The Bank of New York Mellon Trust Company, N.A. has caused this instrument to be signed by one of its Vice Presidents, all as of the day and year first above written.

PACIFICORP

By	/s/ Ryan Weems
Ryan Weems Senior Vice President, Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee

By	/s/ Letha Glover
Letha Glover Vice President

STATE OF OREGON	)
)
COUNTY OF MULTNOMAH	) SS.:

On this 4th day of February, 2026, before me, Francis Grey, a Notary Public in and for the State of Oregon, personally appeared Ryan Weems, known to me to be Senior Vice President, Chief Financial Officer and Treasurer, of PACIFICORP, an Oregon corporation, who being duly sworn acknowledged this instrument to be the free, voluntary, and in all respects duly and properly authorized act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ Francis Grey
Notary Public, State of Oregon

STATE OF TEXAS)

COUNTY OF HARRIS) SS.:

The foregoing instrument was acknowledged before me this 5th day of February, 2026, by Letha Glover, as a Vice President for The Bank of New York Mellon Trust Company, N.A.

/s/ April Michelle Bradley
(Signature of Notary Public)

April Michelle Bradley

Notary ID # 133238619

My Commission Expires: July 28, 2029

Notary Public, State of Texas

(Print, Type, or Stamp Commissioned Name of Notary Public)

Personally Known X OR Produced Identification _____

Type of Identification Produced: _____________________